Exhibit 99

FOR IMMEDIATE RELEASE	Media Contact:
Joe Arterburn
308-255-1204
Cabela’s Incorporated

Investor Contact:
Chris Gay
308-255-2905
Cabela’s Incorporated

CABELA’S INC. REPORTS FOURTH QUARTER AND FISCAL 2005 YEAR END RESULTS
-Q4 Total Revenue Increased Approximately 17% to a Record $675.4 Million
-Company Reported Q4 Fully-Diluted EPS of $0.64
- Fiscal 2005 Total Revenue Increased Approximately 16% to a Record $1.80 Billion
-Company Reported FY2005 Fully-Diluted EPS of $1.10

SIDNEY, Neb. (February 23, 2006) - Cabela’s Incorporated (NYSE: CAB), the World’s Foremost Outfitter® of hunting, fishing and outdoor gear, today reported financial results for its fourth fiscal quarter and fiscal year ended December 31, 2005.

Total revenue for the fourth fiscal quarter of 2005 increased 16.6% to $675.4 million compared to $579.1 million for the fourth fiscal quarter of 2004. Net income for the fourth fiscal quarter of 2005 increased 10.5% to $42.5 million, or $0.64 per diluted share, compared to $38.5 million, or $0.58 per diluted share, for the fourth fiscal quarter of 2004.

Cabela’s had a very strong fourth fiscal quarter of 2005 within each of its business segments compared to the fourth fiscal quarter of 2004: direct revenue increased $26.9 million, or 7.1%, to $404.9 million; total retail revenue increased 40.3% to $240.9 million with a same store sales decrease of 4.7%, which was improved over prior 2005 quarters; and financial services revenue increased 23.9% to $30.2 million.

Total revenue for fiscal 2005 increased 15.7% to a Company record of $1.80 billion compared to $1.56 billion in fiscal 2004. Net income for fiscal 2005 increased 11.7% to $72.6 million compared to $65.0 million for fiscal 2004. The Company reported diluted earnings per share growth of 6.8% to $1.10 on 66.3 million weighted average diluted shares for fiscal 2005 compared to $1.03 on 63.3 million weighted average diluted shares for fiscal 2004.

Each of the Company’s three business segments grew in fiscal 2005 compared to fiscal 2004: direct revenue increased 6.9% to $1.0 billion; retail revenue increased 24.3% to $620.2 million with a same store sales decrease of 6.3%; and financial services revenue increased 48.6% to $116.1 million. In addition, land sales in the Company’s other segment increased other revenue to $25.6 million in fiscal 2005 from $8.2 million in fiscal 2004.

“We are extremely pleased with our record fourth quarter results, which represent a strong finish to another solid year,” said Dennis Highby, Cabela’s President and Chief Executive Officer. “The positive momentum we experienced during the holiday season gives us a heightened degree of confidence as we head into 2006.”

“Fiscal 2005 was an incredibly productive year for Cabela’s, with the opening of large-format destination stores in Fort Worth, Texas; Buda, Texas; Lehi, Utah; and Rogers, Minn.,” Highby said. “These four new stores added more than 700,000 square-feet to our current operations, increasing our total number of destination retail stores to fourteen. In 2006, we are scheduled to open five more destination stores, bringing our world-famous retail experience to our great customers in even more locations. We also are extremely proud to have achieved $1 billion in sales in our direct business, which marks a major milestone for our Company and is a testament to the ongoing strength of the Cabela’s brand. ” Mr. Highby concluded, “Cabela’s powerful multi-channel model continues to provide us with a competitive advantage, and we are committed to building on our leadership position in the marketplace.”

Conference Call Information

A conference call to discuss fourth quarter and fiscal 2005 year end operating results is scheduled for today (Thursday, February 23, 2006) at 4:30 PM Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com and clicking on Cabela’s Fourth Quarter 2005 Earnings Conference Call Webcast. A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the world’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®. Through Cabela’s well-established direct business and its growing number of destination retail stores, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s Club® VISA credit card, which serves as its primary customer loyalty rewards program.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements included, but are not limited to, the Company’s statements regarding its level of confidence for 2006, future store openings and its competitive advantage. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the ability to negotiate favorable purchase, lease and/or economic development arrangements; expansion into new markets; market saturation due to new destination retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company’s products; supply and delivery shortages or interruptions; adverse weather conditions; unseasonal weather conditions which impact the demand for the Company’s products; fluctuations in operating results; adverse economic conditions causing a decline in discretionary consumer spending; the cost of fuel increasing; delays in road construction and/or traffic planning around the Company’s new destination retail stores; road construction around the Company’s existing destination retail stores; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; increased government regulation; inadequate protection of the Company’s intellectual property; decreased interchange fees received by the Company’s financial services business as a result of the current interchange litigation against VISA; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Factors Affecting Future Results” section of the Company's Form 10-K for the fiscal year ended January 1, 2005), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar Amounts in Thousands)
(Unaudited)
	December 31,	January 1,
ASSETS	2005	2005

CURRENT ASSETS:
Cash and cash equivalents	$86,923	$248,184
Accounts receivable	35,342	33,524
Credit card loans held for sale	77,690	64,019
Credit card loans receivable	11,968	5,209
Inventories	396,635	313,002
Prepaid expenses and deferred catalog costs	42,725	31,294
Other current assets	42,744	33,255
Total current assets	694,027	728,487

PROPERTY AND EQUIPMENT, NET	459,622	294,141

OTHER ASSETS:
Marketable securities	145,744	145,587
Other	66,887	60,016
Total other assets	212,631	205,603

Total assets	$1,366,280	$1,228,231
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$162,305	$100,826
Unpresented checks net of bank balance	21,652	34,653
Accrued expenses and other liabilities	55,941	50,264
Gift certificates and credit card reward points	121,120	97,242
Accrued employee compensation, benefits, and savings plan	60,247	54,925
Time deposits	62,683	48,953
Current maturities of long-term debt	29,049	28,327
Income taxes payable and deferred income taxes	35,471	38,551
Total current liabilities	548,468	453,741

LONG-TERM LIABILITIES	177,959	208,136

STOCKHOLDERS’ EQUITY	639,853	566,354

Total liabilities and stockholders’ equity	$1,366,280	$1,228,231

CABELA'S INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(Dollar Amounts in Thousands Except Per Share and Share Amounts)
(Unaudited)
	Three months ended		Year ended
	December 31,	January 1,	December 31,	January 1,
	2005	2005	2005	2005
REVENUE:
Merchandise sales	$645,788	$549,596	$1,657,974	$1,469,720
Financial services revenue	30,234	24,395	116,100	78,104
Other revenue	(575)	5,117	25,587	8,150
Total revenue	675,447	579,108	1,799,661	1,555,974

COST OF REVENUE:
Cost of merchandise sales	388,188	333,064	1,044,028	918,206
Cost of other revenue	(933)	4,251	20,294	7,459
Total cost of revenue (exclusive of depreciation and amortization)	387,255	337,315	1,064,322	925,665
Gross profit	288,192	241,793	735,339	630,309

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	219,334	186,008	620,376	533,094

OPERATING INCOME	68,858	55,785	114,963	97,215

OTHER INCOME (EXPENSE):
Interest income	128	332	672	601
Interest expense	(2,991)	(2,078)	(10,928)	(8,178)
Other income, net	2,701	5,216	10,663	10,443
	(162)	3,470	407	2,866
INCOME BEFORE PROVISION FOR INCOME TAXES	68,696	59,255	115,370	100,081
INCOME TAX EXPENSE	26,185	20,795	42,801	35,085
NET INCOME	$42,511	$38,460	$72,569	$64,996

EARNINGS PER SHARE:
Basic	$0.66	$0.60	$1.12	$1.06
Diluted	$0.64	$0.58	$1.10	$1.03

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	64,747,818	64,382,845	64,668,973	61,277,352
Diluted	66,098,866	66,437,708	66,268,374	63,277,400

CABELA’S INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar Amounts in Thousands)
(Unaudited)
	Year Ended
	December 31,	January 1,
	2005	2005

CASH FLOWS FROM OPERATING ACTIVITIES	$72,564	$46,659

CASH FLOWS FROM INVESTING ACTIVITIES	(204,867)	(126,811)

CASH FLOWS FROM FINANCING ACTIVITIES	(28,958)	135,755

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(161,261)	55,603

CASH AND CASH EQUIVALENTS, Beginning of Year	248,184	192,581

CASH AND CASH EQUIVALENTS, End of Year	$86,923	$248,184

(Dollar Amounts in Thousands)

Segment Information:	Three Months Ended		Year Ended
	December 31,	January 1,	December 31,	January 1,
	2005	2005	2005	2005

Direct revenue	$404,924	$377,978	$1,037,778	$970,646
Retail revenue	240,864	171,618	620,196	499,074
Financial services revenue	30,234	24,395	116,100	78,104
Other revenue	(575)	5,117	25,587	8,150
Total revenue	$675,447	$579,108	$1,799,661	$1,555,974

Direct operating income	$70,060	$65,619	$150,788	$146,765
Retail operating income	46,452	30,962	73,660	72,136
Financial services operating income	14,999	9,713	61,355	31,099
Other operating income (loss)	(62,653)	(50,509)	(170,840)	(152,785)
Total operating income	$68,858	$55,785	$114,963	$97,215

As a percentage of total revenue:
Direct revenue	59.9%	65.3%	57.7%	62.4%
Retail revenue	35.7	29.6	34.5	32.1
Financial services revenue	4.5	4.2	6.5	5.0
Other revenue	(0.1)	0.9	1.4	0.5
Total revenue	100.0%	100.0%	100.0%	100.0%

As a percentage of segment revenue:
Direct operating income	17.3%	17.4%	14.5%	15.1%
Retail operating income	19.3%	18.0%	11.9%	14.5%
Financial services operating income	49.6%	39.8%	52.8%	39.8%
Total operating income (1)	10.2%	9.6%	6.4%	6.2%

(1) The percentage set forth is a percentage of consolidated revenue rather than revenue by segment as it is based upon our consolidated operating income. A separate line item is not included for Other operating income as this amount is reflected in the total operating income amount, which reflects our consolidated operating results.

Financial Services Information:

The following table summarizes the results of the Company’s financial services segment on a GAAP basis. For credit card loans securitized and sold, the loans are removed from the Company’s balance sheet and the net earnings on these securitized assets after paying outside investors are reflected as a component of securitization income on a GAAP basis. Net interest income on a GAAP basis includes interest and fee income, interest expense and provision for loan losses for the credit card loans receivable the Company owns. Non-interest income on a GAAP basis includes servicing income, gains on sales of loans and income recognized on retained interests for the entire securitized portfolio, as well as, interchange income on the entire managed portfolio.

(Dollar Amounts in Thousands)

Financial Services Revenue as reported in	Three Months Ended		Year Ended
the Financial Statements:	December 31,	January 1,	December 31,	January 1,
	2005	2005	2005	2005

Interest and fee income	$4,007	$3,946	$17,196	$12,735

Interest expense	(902)	(802)	(3,241)	(3,063)
Net interest income	3,105	3,144	13,955	9,672

Non-interest income:
Securitization income	38,537	30,818	133,032	96,466
Other non-interest income	9,196	7,153	31,836	24,905
Total non-interest income	47,733	37,971	164,868	121,371
Less: Customer Rewards Costs	(20,604)	(16,720)	(62,723)	(52,939)

Financial services revenue	$30,234	$24,395	$116,100	$78,104

“Managed” credit card loans represent credit card loans receivable owned by the Company plus securitized credit card loans. Since the financial performance of the managed portfolio has a significant impact on the earnings received from servicing the portfolio, the Company believes the following table (see next page) on a “managed” basis is important information to analyze revenue in the financial services segment. The following non-GAAP presentation reflects the financial performance of the credit card loans receivable owned by the Company plus those that have been sold and includes the effects of recording the retained interest at fair value. Interest income, interchange income (net of customer rewards) and fee income on both the owned and securitized portfolio are recorded in their respective line items. Interest paid to outside investors on the securitized credit card loans is included with other interest costs and included in interest expense. Credit losses on the entire managed portfolio are included in provision for loan losses. Although the Company’s financial statements are not presented in this manner, management reviews the performance of the managed portfolio in order to evaluate the effectiveness of the Company’s origination and collection activities, which ultimately affects the income received for servicing the portfolio.

(Dollar Amounts in Thousands Except Other Data)

Managed Financial Services Revenue:	Three Months Ended		Year Ended
	December 31,	January 1,	December 31,	January 1,
	2005	2005	2005	2005
Interest income	$29,348	$20,502	$102,824	$71,309
Interchange income, net of customer reward costs	12,800	8,953	52,737	36,493
Other fee income	5,941	5,104	20,738	16,841
Interest expense	(12,862)	(7,800)	(41,654)	(26,750)
Provision for loan losses	(7,207)	(4,929)	(24,254)	(20,208)
Other	2,214	2,565	5,709	419
Net managed financial services revenue	$30,234	$24,395	$116,100	$78,104

As a Percentage of Managed Credit Card Loans
Managed Financial Services Revenue
Interest income	9.7%	8.5%	9.4%	8.0%
Interchange income, net of customer reward costs	4.2	3.7	4.8	4.1
Other fee income	2.1	2.1	1.9	1.9
Interest expense	(4.3)	(3.2)	(3.8)	(3.0)
Provision for loan losses	(2.4)	(2.0)	(2.2)	(2.3)
Other	0.7	1.1	0.5	0.0
Net managed financial services revenue	10.0%	10.2%	10.6%	8.7%
Average reported credit card loans	$110,371	$99,682	$106,115	$82,526
Average managed credit card loans	$1,206,695	$964,305	$1,095,580	$888,730

Other Data:
Average Active Accounts	791,868	669,242	726,214	618,951
Average Account Balance	$1,524	$1,441	$1,509	$1,436